Unless Glochi Preziosi receives within January 7th, 1999 this Agreement initialied on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

Made and effective as of December 23rd, 1998 by and among:

Abrams Gentile Entertainment, Inc., whose registered office is at 244 West 54th Street, New York, New York 10019 U.S.A. (hereinafter referred to as "Licensor"). Kaleidoscope, whose registered office is at
_______________________________________________________________________________
(hereinafter referred to as "Kaleidoscope")
Annex, whose registered office is at
_______________________________________________________________________________
(hereinafter referred to as "Annex")
on the one hand

and

Glochi Preziosi, Ltd., whose registered office is at 4010 Jardine House,
1 Connaugh Place, Central, Hong Kong; with a correspondence address at 816/7 New World Center - West Wing, 18-24 Salisbury Road, Tsimshatsui, Kowloon, Hong Kong (hereinafter referred to as "Licensee"), on the other hand.

PREMISES

         WHEREAS, Licensor has designed certain drawings to be reproduced in a cartoon series, made of at least 22 (twenty-two) episodes of 26 (twenty-six) minutes each, produced with the SGI technique (defined as a combination of live-action and computer generated imagery both separately and composited), entitled "Micronauts" (hereinafter referred to as "Series"), and consequently all logos, characters, names, and distinctive likeness thereof are Licensor's exclusive property; and
         WHEREAS, Kaleidoscope and Annex, which are Licensor's co-producers, enter into this Agreement as guarantor of certain obligations to be fulfilled by AGE, as set forth herein under articles 7.4A), 11.3 and 11.4;
         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings herein set forth, the parties hereto agree as follows:

1. Premises and enclosures
The Premises above and the Schedules attached hereto from and integral part of this Agreement.

Unless Glochi Preziosi receives within January 7th, 1999 this Agreement initialied on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

2. Option "A"
2.1. Licensor hereby grants to Licensee the exclusive and irrevocable Option to acquire the transferable (in whole or in part), exclusive 'Master Toy License Rights' (as hereinafter defined) in and to the Series (hereinafter referred to as "Option A").
2.2. Option A shall be exercised, if at all, by Licensee by giving simple written notice thereof to Licensor within 30 (thirty) days after receiving from Licensor a trailer of the Series whose length shall be at least 5 (five) minutes, that shall be delivered within March 1st, 1999, provided that the production of the Series has begun and subject to article 3.3 herein. If this condition is not fulfilled, the term fixed above for exercising Option A (30 days after Licensee receives from Licensor the trailer) shall be postponed of a number of days equal to the delay in beginning the production of the Series.

3. Option "B"
3.1. In addition to Option A, Licensor hereby grants to Licensee the exclusive and irrevocable Option to extend world wide the exclusive, transferable (in whole or in part), distribution rights included in 'Master Toy License Rights', the other 'Master Toy License Rights' remaining unchanged (hereinafter referred to as "Option B").
3.2. Option B shall be exercised, if at all, by Licensee by giving simple written notice thereof to Licensor with 30 (thirty) days after receiving from Licensor the first 6 (six) episodes of the Series, subject to the following paragraph 3.3.
3.3. Licensee shall not be supposed to exercise either Option A or Option B before receiving from AGE the applications for the registration of the trademark "MICRONAUTS" filed by AGE in each of the following classifications and Countries, respectively: no. 9,16,18,25,28; France, Germany, U.K., Spain, Canada, Austria, Belgium, Luxembourg, Netherlands, Finland, Denmark, Sweden, Norway, Portugal.

4. Production of the Series
4.1 Licensor may cause the production of the Series to be increased from 22 to 26 episodes of 26 (twenty-six) minutes each. The first 22 (twenty-two) episodes of the Series shall be produced and ready for delivery to the broadcasting networks within April 30th, 2000 and the additional 4 episodes of the Series - if the Series is increased - shall be produced and ready for delivery within June 30th, 2000, consistently with Production Schedule attached hereto (Schedule "A").

4.2 The terms indicated in Schedule "A" attached hereto are binding: if any one or more of them are not met, article 11.1 below shall apply.

Unless Glochi Preziosi receives within January 7th, 1999 this Agreement initialied on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

5. Master Toy License Rights
5.1 Master Toy License Rights shall mean the exclusive worldwide manufacturing right plus the exclusive rights to market, distribute and sell, directly or indirectly, throughout Europe, the "Licensed Products", based upon or derived from the characters or any other matter or thing related or connected with the Series, listed in Schedule B attached hereto.
5.2 As far as it concerns the so called "Premium Rights" (i.e., the use of the Property and the transfer of the Licensed Products as premiums in such manner as to promote a particular product or service other than the Licensed Products), the Master Toy License Rights shall include the exclusive worldwide manufacturing right plus the following exclusive rights: i) to distribute the Licensed Products for onward sale in Europe, in connection with promotional activities or as premiums or in incentive programs of any kind; and (ii) to negotiate and conclude directly in Licensee's own name, prior approval by Licensor, Agreements with third parties for promotions to be conducted in Italy.
5.3 If Licensee exercises Option B, the exclusive distribution rights defined herein under paragraphs 5.1 and 5.2, shall be extended worldwide, it being understood that the other 'Master Toy License Rights' will remain unchanged.

6. Term
This Agreement will be effective for a period of five (5) years since December 23rd, 1998.

7. Consideration
7.1 As a consideration for any and all the rights granted herein, Licensee shall pay quarterly to Licensor a royalty equal to 12%, based on the F.O.B. Hong Kong (or other manufacturing location) net price of the Licensed Products, charged by Licensee to its local distributors, less the royalty owned by these distributors to Licensee if it is included in such price, subject to the following paragraphs.
7.2 If Licensee transfers (in whole or in part) the 'Master Toy License Rights' to any company belonging to Licensee's Group (defined as any company which, directly or indirectly, controls Licensee, is controlled by Licensee or is under common control with Licensee) and such assignee acts at the same time as supplier of the Licensed Products and distributor of the same ones, the 12% royalty rate will be applied on the price payable by this assignee to its suppliers after deducting shipping expenses, if they are included in such price.
7.3 As far as it concerns distribution in the U.S.A. and Canada, Licensee shall pay to Licensor a royalty equal to 10% on the net sales turnover earned by its local distributor, within 30 days after receiving Licensor's invoice based upon the quarterly

Unless Glochi Preziosi receives within January 7th, 1999 this Agreement initialied on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

statements received by Licensee from this distributor, and then forwarded by Licensee to Licensor.
7.4 Licensee shall pay to Licensor:
A) US $ 20,000 (twenty thousand) upon signing this Agreement. Licensor shall pay back to Licensee this sum of money, plus interests at the yearly LIBOR rate applicable on the day this obligation to reimburse arises, accrued during the period since this sum of money was first paid till the date of actual re-payment, within 10 (ten) days after the occurrence of any one or more of the following events:
- Licensee does not exercise in its sole discretion Option A;
- this Agreement is terminated for whatever cause under article 11 herein.
In both cases, Kaleidoscope and Annex shall be jointly and severally liable with Licensor towards Licensee for the prompt and correct performance of this obligation.
B) US $ 30,000 (thirty thousand) upon receiving from Licensor the applications for the registration of the trademark "MICRONAUTS" filed by AGE in each of the following classifications and Countries, respectively: no. 9,16,18,25,28; France, Germany, U.K., Spain, Canada, Austria, Belgium, Luxembourg, Netherlands, Finland, Denmark, Sweden, Norway, Portugal. If Licensee does not exercise in its sole discretion Option A, Licensor will hold this sum of money and all options shall revert to Licensor, provided that Licensor previously pays back to Licensee US $ 20,000, as set forth in the foregoing paragraph 7.4 A); Licensor, Kaleidoscope and Annex hereby waive to any claim based upon failure to exercise Option "A" and/or Option "B".
C) US $ 50,000 (fifty thousand) if and only if Licensor exercises in its sole discretion Option A, upon the occurrence thereof.
7.5 If and only if Option A is exercised and subject to the other conditions set forth herein under the following paragraph, Licensee shall pay to Licensor U.S. $ 1,400,000 (one million five hundred thousand), in addition to the sums of money provided herein under paragraph 7.4 A), B) and C), regardless of whether the Series is made of 22 or 26 episodes, and the total Advance of US $ 1,500,000 shall be fully recoupable on royalties due hereunder pursuant to paragraphs 7.1 to 7.3.
7.6 The sum of money provided herein under paragraph 7.5 (U.S. $ 1,400,000) shall be payable, provided that at least 22 (twenty-two) episodes of the Series are produced and delivered to the major broadcasting networks (the term "major" as used anywhere in this Agreement shall be determined with reference to the time when and the Country where the Series is broadcast; the list contained in Schedule C attached hereto is inserted only by way of example and it is updated as of today, so Licensee may amend Schedule C, by simple written notice sent to Licensor, as a consequence of changes in the following elements: (i) audit, (ii) target, (iii) airing - consequently, before making any arrangement with broadcasting television networks, Licensor will Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void immediately after the deadline has gone by without necessity of any notice thereof.

inform Licensee in writing, to let Licensee choose whether to amend Schedule C or not) of Italy and of at least 2 of the following Countries: Spain, France, Germany, United Kingdom, within the following terms:

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children (the term "best time slots for children" as used anywhere in this Agreement shall be determined with reference to the time when, the Country where and the broadcasting network by which the Series is broadcast - by way of example, in Italy as of today they are 6.30-9a.m., 1:30-2:30 p.m., 4-5 p.m., 7:30-8 p.m., as possibly amended by simple written notice sent by Licensee to Licensor) the 1st episode of the Series by a major television network broadcasting nationwide in Italy;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children the first 13 episodes of the Series by a major television network broadcasting nationwide in Italy;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrail during the best time slots for children all the episodes of the Series, whose number may be 22 or 26, by a major television network broadcast nationwide in Italy;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children the 1st episode of the Series by a major television network broadcasting nationwide in at least two (2) of the following Countries: Spain, France, Germany, United Kingdom;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children the 1st episode of the Series by a major television network broadcasting nationwide in the other (2) of the foregoing Countries;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children the first 13 episodes of the Series by a major television network broadcasting nationwide in at least two (2) of the following Countries:
     Spain, France, Germany, United Kingdom;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children the first 13 episodes of the Series by a major television network broadcasting nationwide in the other two (2) of the foregoing Countries;

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children all the episodes of the Series, whose number may be 22 or 26, by a major television network broadcasting nationwide in at least two (2) of the following Countries: Spain, France, Germany, United Kingdom;

Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void immediately after the deadline has gone by without necessity of any notice thereof.

- U.S. $ 155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children all the episodes of the Series by a major television network broadcasting nationwide in the other two (2) of the foregoing Countries.

Licensee shall be absolved of the commitment to pay each of the foregoing installments as of 6 (six) months following payment of the preceding installments.

7.7 If Licensee exercises Option B, the Advance shall be increased of U.S. $ 700,000 (seven hundred thousand) if and only if 22 episodes of the Series are produced with April 30th, 2000 - or U.S. $900,000 (nine hundred thousand) if and only if the further 4 episodes, in case Licensor elects to increase the Series to 26 episodes, are produced within June 30th, 2000. This additional Advance shall be paid, provided that all the episodes of the Series are delivered to a major broadcasting network or a major Syndication Group of the U.S.A., within the following terms:

- One fourth (1/4) upon airing terrestrail throughout the U.S.A. during the best time slots for children the 1st episode of the Series by a major television network or a major syndication Group;

- One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children the first 13 episodes of the Series by a major television network or a major Syndication Group;

- One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children the first 18 episodes of the Series by a major television network or a major Syndication Group;

- One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children all the episodes of the Series by a major television network or a major Syndication Group.

Licensee shall be absolved of the commitment to pay each of the foregoing installments as of 6 (six) months following payment of the preceding installment.

7.8 The Advance on royalties set forth herein under paragraphs 7.5 and 7.7 shall be reduced, of a sum to be agreed upon in good faith between Licensor and Licensee, if Licensor cannot file the trademark Micronauts in any one or more of the Countries and each of the classifications where Licensor commits to carry out this activity under the following article 8 (paragraphs 1 and 2) and/or in case the owner of a similar or identical trademark filed previously objects to marketing the Licensed Products. If the County(ies) concerned are included in the list contained in paragraph 7.4.B) herein, Licensee may choose, in its sole discretion, to terminate this Agreement pursuant to article 11 herein instead of reducing the Advance.

8. Trademark and copyright protection
8.1 Licensor will apply for registration of the trademark Micornaust within 90

Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void immediately after the deadline has gone by without necessity of any notice thereof.

(ninety) days after signing this Agreement, in each Country included in Europe and in Canada, in each of the following classifications: no. 9,16,18,25,28.

8.2 If Option B is exercised, Licensor will apply for registration of the trademark Micronauts within the following 90 (ninety) days, in each of the following Countries and classifications, respectively: no. 9,16,18,25,28; each Country in North and South America, South Africa, Australia, New Zealand, Japan, Hong Kong, Taiwan, China, Thailand, Vietnam, Korea, Singapore, Indonesia, Malaysia, Philippines.

8.3 Licensor will solve any problem raised by owners of identical or similar trademarks filed previously: to this effect, Licensor shall purchase such trademarks or obtain their owner's authorization to market the Licensed Products under the Micronauts name, to the benefit of Licensee.

8.4 Licensor will protect the copyright embodied in the Series, in the Licensed Products and in the artwork created in order to market the Licensed Products, by carrying out the activities required by the applicable laws throughout the licenced Territory.

8.5 In case of imitation of the Licensed Products, even if not infringing copyright laws, Licensee's Italian distributor shall have the right to act in its own name (including bringing suits) without Licensor's consent. Licensor shall execute any document required by the italian law for this purpose, including power of attorney, within 3 days after Licensee's request. Failure to perform this obligation, shall give Licensee the right to terminate this Agreement under article 11 below. Licensor may join Licensee's distributor as a party in the suit, if any, brought against the infringement. As far as it concerns imitations of the Licensed Products occurred in any other Country, Licensor shall make its best efforts to assist Licensee's distributors in any suitable way, including bringing suits in its own name.

9. Broadcasting dates: Licensor will coordinate with Licensee in order to cause the launching of the Products coincide with the broadcasting of the Series: in order to achieve this result, and to let Licensee possibly amend Schedule C attached hereto, Licensor will inform Licensee a reasonable time before selling the Series to each broadcast network, and will keep Licensee continuously updated about the broadcast schedule.

10. Market Date
If Licensee does not market any Licensed Products within 12 month after the Series is broadcast in each Country, the distribution rights of this Licensed Product in such specific Country shall revert to Licensor. Nothwithstanding the foregoing, Licensee shall have the rights of first negotiation and last refusal to distribute this product upon

Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

o U.S. $155,555 (one hundred fifty-five thousand five hundred fifty-five dollars) upon airing terrestrial during the best time slots for children all the episodes of the Series by a major television network broadcasting nationwide in the other two (2) of the foregoing Countries.

Licensee shall be absolved of the commitment to pay each of the foregoing installments as of 6 (six) months following payment of the preceding installment.

7.7 If Licensee exercises Option B, the Advance shall be increased of U.S. $700,000 (seven hundred thousand) if and only if 22 episodes of the Series are produced within April 30th, 2000 -- or U.S. $900,000 (nine hundred thousand) if and only if the further 4 episodes, in case Licensor elects to increase the Series to 26 episodes, are produced within June 30th, 2000. This additional Advance shall be paid, provided that all the episodes of the Series are delivered to a major broadcasting network or a major Syndication Group of the U.S.A., within the following terms:

o One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children the 1st episode of the Series by a major television network or a major Syndication Group;

o One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children the first 13 episodes of the Series by a major television network or a major Syndication Group;

o One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children the first 18 episodes of the Series by a major television network or a major Syndication Group;

o One fourth (1/4) upon airing terrestrial throughout the U.S.A. during the best time slots for children all the episodes of the Series by a major television network or a major Syndication Group.

Licensee shall be absolved of the commitment to pay each of the foregoing installments as of 6 (six) months following payment of the preceding installment.

7.8 The Advance on royalties set forth herein under paragraphs 7.5 and 7.7 shall be reduced, of a sum to be agreed upon in good faith between Licensor and Licensee, if Licensor cannot file the trademark Micronauts in any one or more of the Countries and each of the classifications where Licensor commits to carry out this activity under the following article 8 (paragraphs 1 and 2) and/or in case the owner of a similar or identical trademark filed previously objects to marketing the Licensed Products. If the County(ies) concerned are included in the list contained in paragraph 7.4.B) herein, Licensee may choose, in its sole discretion, to terminate this Agreement pursuant to article 11 herein instead of reducing the Advance.

8. Trademark and copyright protection

8.1 Licensor will apply for registration of the trademark Micronauts within 90

Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

giving Licensee evidence thereof, within 15 days after receiving from Licensee the notice of termination.

11.3 In case of termination of this Agreement upon occurrence of case 11.1.b) above occurs, in addition to Licensee's right to claim for damages, Licensor shall pay to Licensee, within May 15th, 2000, US $250,000 as lump reimbursement for costs sustained for materials developed by or for Licensee until termination of this Agreement; Licensee shall neither provide Licensor nor Kaleidoscope nor Annex with evidence of this costs. Kaleidoscope and Annex shall be jointly and severally liable with Licensor towards Licensee for the prompt and correct performance of this obligation.

11.4 As a consequence of termination for whatever breach of Licensor's obligations hereunder, in addition to Licensee's right to claim for damages, Licensor shall pay back to Licensee, within 10 (ten) days after request, all sums paid under this Agreement, plus interests at the yearly LIBOR rate, applicable on the date on which such obligation of reimbursement arises, accrued during the period since the date on which each of these sums was first paid till the date of actual repayment. In cases 11.1a), b) and c) above, the co-producers Kaleidoscope and Annex shall be jointly and severally liable with Licensor towards Licensee for the prompt and correct performance of this obligation.

12. Applicable law - Jurisdiction - Place of Venue

This Agreement shall be governed and interpreted according to the Italian law, applicable to contracts made and entirely performed in Italy, and the Italian Courts shall have exclusive jurisdiction in respect of any dispute arising in relation thereto. Exclusive place of venue is Milan. However, as an exception to the foregoing, Licensee shall have the right to bring its actions or to sue Licensor and/or Kaleidoscope and/or Annex in front of the competent Court of the place where Licensor and/or Kaleidoscope and/or Annex have their respective registered offices and/or domiciles.


List of Enclosures:
Schedule A -- Production Schedule;
Schedule B -- list of the Licensed Products;
Schedule C -- list of major broadcasters.

Unless Giochi Preziosi receives within January 7th, 1999 this Agreement initialled on every page (including the enclosures) and countersigned twice by AGE's Kaleidoscope's and Annex' respective authorized representatives, the proposal contained herein shall be automatically revoked and void, immediately after the deadline has gone by without necessity of any notice thereof.

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their respective representatives thereunto duly authorized, all in place and as of the date first above written.


Abrams Gentile Entertainment, Inc.                  Giochi Preziosi, Ltd.

                                                    /s/ Giochi Preziosi
----------------------------                        ----------------------------

Kaleidoscope                                        Annex


----------------------------                        ----------------------------

Burdensome clause

For the purpose of artl. 1341 and 1342 of the Italian Civil Code, if applicable, Licensor declares to approve specifically the following clauses of this
Agreement: 2.2. (In case of delay in beginning the production of the Series the term for exercising Option A is postponed); 3.3 (Licensee shall not be supposed to exercise either Option before receiving from Licensor certain applications for registration of the trademark "Micronauts"); 4.4 (In case the terms indicated in the Production Schedule are not met, Licensee may early terminate this Agreement); 7.4.B) (waiver to any claim based upon failure to exercise Option "A" and/or Option "B"); 7.6 and 7.7 (Suspension of payment each installment of the Advance as of 6 months following the preceding payment); 7.8 (Reduction of the Advance or early termination of the Agrement); 8.5 (Authorization to bring suit in case of imitation of the Licensed Produts); (11) (Eary terminaton); 12 (Jurisdiction -- Placedof Venue).


---------------------------                         ----------------------------

Kaleidoscope                                        Annex


----------------------------                        ----------------------------